EXHIBIT 4.1


                                                        EXECUTION COPY







                                   REGISTRATION RIGHTS AGREEMENT dated
                              as of August 5, 1994, among
                              BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation ("BMS"), and the individuals and entities named in Schedule I hereto (herein referred to collectively as the "Shareholders" and individually as a "Shareholder").

          This Agreement is made pursuant to Section 5.09 of the Agreement and Plan of Merger dated as of June 14, 1994 (the "Merger Agreement"), among BMS, BMS Acquisition Sub Corp. I, BMS Acquisition Sub Corp. II, Matrix Essentials, Inc., Lauren Stacy Marketing, Inc., the Trust Shareholders named therein, the Lauren Stacy Shareholders named therein, the Limited Partners named therein, Sydell L. Miller, the Estate of Arnold M. Miller, Stacie Miller Halpern and Lauren Miller Spilman. In order to induce the Shareholders to consummate the transactions contemplated by the Merger Agreement, and in further consideration therefor, BMS has agreed to execute and deliver this Agreement and provide the registration rights set forth in this Agreement.

          Accordingly, it is hereby agreed as follows:

          1. Securities Subject to this Agreement. (a) Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement. For purposes of this Agreement the following terms shall have the following meanings:

          "Effective Period" shall mean a period commencing on the date of this Agreement and ending on the earlier of (i) the first date as of which all Registrable Securities cease to be Registrable
Securities and (ii) the date two years following the Closing Date.

          "Holder" shall mean a holder of Registrable Securities.

          "Registrable Securities" means, collectively, (i) the shares of common stock, par value $.10 per share, of BMS ("Common Stock") issued in connection with the Mergers and the Acquisitions (the "Shares") and (ii) any securities issued or distributed in respect of any Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.


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          "Registration Expenses" shall mean any and all expenses
incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and securities exchange registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 5(h), (v) the fees and disbursements of counsel for BMS and of its independent public accountants, including the expenses of any incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel, other than BMS's counsel, selected by the Holders of a majority of the Registrable Securities being registered to represent all Holders of the Registrable Securities being registered in connection with each such registration (it being understood that any Holder may, at its own expense, retain separate counsel to represent it in connection with such registration), and (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any.

          "Related Securities" means any securities of BMS similar or identical to any of the Registrable Securities, including, without limitation, Common Stock and all options, warrants and other securities convertible into, or exchangeable or exercisable for, Common Stock.

          (b) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act (as defined below) and they have been disposed of pursuant to such effective registration statement, (ii) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act of 1933 (the "Securities Act"), (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by BMS and subsequent disposition of them shall not require registration or qualification of them under the Securities

Act or any state securities or blue sky law then in force, (iv) two years following the date of this Agreement have elapsed or (v) they shall have ceased to be outstanding.

          2. Demand Registration Rights. (a) Right to Demand. Any Holder or Holders of a number of Registrable Securities equal to at least 10% of the Registrable Securities issued in connection with the Mergers and the Acquisitions (with a proportional adjustment for any stock split or stock dividend or other issuance of securities with respect to such Registrable Securities) may make a written request to BMS for registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities and BMS shall use its best efforts to effect such registration (a "Demand Registration"); provided, however, that (i) the aggregate number of Registrable Securities requested to be so registered shall have a market value (calculated using the market price of such Registrable Securities on the date of receipt by BMS of such written request) of at least $40,000,000 and (ii) no Demand Registration may be requested after the end of the Effective Period and provided, further, that BMS shall not be obligated to file a registration statement relating to any registration request under this
Section 2, (x) within a period of six months after the effective date of any other registration statement relating to (A) any registration request under this Section 2 or (B) any registration of the type described under Section 3 pursuant to which any Holder disposed of Registrable Securities, or (y) if with respect thereto, the managing underwriter, the SEC, the Securities Act or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by BMS at the end of its fiscal year, in which case the filing may be delayed until the completion of such regular audit (unless the Holders of the Registrable Securities to be registered agree to pay the expenses of BMS in connection with such an audit other than the regular audit). Within 10 days after receipt of such request, BMS will serve written notice (the "Notice") of such registration request to all Holders of Registrable Securities and BMS will include in such registration all Registrable Securities of such Holders with respect to which BMS has received written requests for inclusion therein within 15 days after the receipt by the applicable Holder of the Notice. Any request for registration made by a Holder pursuant to this paragraph 2(a) will specify the aggregate


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number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

          (b) Blackout Period. BMS shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by BMS pursuant to this Section 2, for a reasonable period of time, but not in excess of 90 days (a "Blackout Period"), if any executive officer of BMS determines that in such executive officer's reasonable judgment and good faith that the registration and distribution of the Registrable Securities would materially interfere with any pending financing, acquisition or corporate reorganization or other corporate development involving BMS or any of its Subsidiaries or would require premature disclosure thereof and promptly gives the Holders of Registrable Securities to be registered written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay; provided, however, that the aggregate number of days included in all Blackout Periods during any consecutive 12 months during the Effective Period shall not exceed 180 days and provided, further, however, that a period of at least 30 days shall elapse between the termination of any Blackout Period and the commencement of the immediately succeeding Blackout Period. If BMS shall so postpone the filing of a registration statement, the Holders of Registrable Securities to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Securities that were to be registered to BMS within 20 days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to paragraph
(c) of this Section 2).

          (c) Number of Demand Registrations. The Holders of Registrable Securities shall be entitled to a maximum of three Demand Registrations during the Effective Period. BMS shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective under the Securities Act; provided, however, that if after any Demand Registration has been declared effective, the offering of any Registrable Securities pursuant to such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or its staff or any other governmental agency or

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court, such Demand Registration will be deemed not to have been effected for the purposes of this Agreement unless (i) such stop order, injunction or other order or requirement relates to the actions or omissions of, information included in the prospectus related to, or is otherwise attributable to the Holders or the Registrable Securities or (ii) if such stop order, injunction or other or requirement is lifted or otherwise ceases to be applicable to such Demand Registration.

          (d) Priority on Demand Registrations. If the managing underwriter or underwriters of a Demand Registration advise BMS in writing that in its or their opinion the number of securities proposed to be sold in such Demand Registration exceeds the number which can be sold in such offering, BMS will include in such registration only the number of securities that, in the opinion of such underwriter or underwriters can be sold, selected pro rata among the Holders that have requested to be included in such Demand Registration.

          (e) Selection of Underwriters. If any offering pursuant to a Demand Registration is an underwritten offering, BMS will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters shall be reasonably satisfactory to the Holders of a majority in number of the Registrable Securities to be included in such Demand Registration; provided, however, that the Holders of a majority in number of the Registrable Securities to be included in such Demand Registration shall be entitled to select one co-managing underwriter, which co-managing underwriter shall be reasonably satisfactory to BMS. The managing underwriter or underwriters selected by BMS shall be deemed to be reasonably satisfactory to the Holders of a majority in number of the Registrable Securities to be registered unless the Holders of a majority in number of such Registrable Securities send a written notice of objection to BMS within 10 days of receipt of notice from BMS of the appointment of a managing underwriter or underwriters.

          3. Piggy-Back Registration. If at any time after the date of issuance of any Registrable Securities and prior to the end of the Effective Period, BMS proposes to file a registration statement under the Securities Act with respect to an offering by BMS for its own account or for the account of others of any class of equity security (or any options, warrants or other securities convertible into, or

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exchangeable or exercisable for, equity securities) to be offered for cash (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), then BMS shall in each case give written notice of such proposed filing to the Holders at least 20 days before the filing date, and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Piggy-Back Registration"). If such offer is accepted by written notice to BMS from the Holders of at least 10% of the Registrable Securities issued in connection with the Mergers and the Acquisitions (with a proportional adjustment for any stock split or stock dividend or other issuance of securities with respect to such Registrable Securities) within 15 days of the giving of the written notice provided for in the preceding sentence, BMS shall use its best efforts to permit, or (in the case of a proposed underwritten offering) to cause the managing underwriter or underwriters thereof to permit, the Holders of Registrable Securities requested to be included, in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the corresponding securities of BMS included therein, provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, BMS shall determine for any reason not to proceed with the proposed registration, BMS may, at its election, give written notice of such determination to each Holder of Registrable Securities requested to be included in such registration and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering by BMS (underwritten, at least in part, by Persons who are not Affiliates or Associates of BMS or any Holder), all Holders requesting to have Registrable Securities included in BMS's registration must sell their Registrable Securities to such underwriters who shall have been selected by BMS on the same terms and conditions as apply to BMS, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings. If a proposed registration pursuant to this


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Section 3 involves such an underwritten public offering, any Holder making a request under this Section 3 in connection with such registration may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw such request and not to have such securities registered in connection with such registration. Notwithstanding the foregoing, if the managing underwriter or underwriters of a proposed underwritten offering advise BMS in writing that in their opinion the total amount or kind of securities that the Holders have requested to be included in such offering would adversely affect the success of such offering, then the amount of securities to be offered for the accounts of Holders of Registrable Securities shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.

          4. Holdback Agreement. If (i) during the Effective Period BMS shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to its Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) with reasonable prior notice, BMS (in the case of a non-underwritten public offering by BMS pursuant to such registration statement) advises the Shareholders in writing that a public sale or distribution of such Registration Securities would materially adversely affect such offering or the managing underwriter or underwriters (in the case of an underwritten public offering by BMS pursuant to such registration statement) advises BMS in writing (in which case BMS shall notify the Shareholders) that a public sale or distribution of such Registrable Securities would materially adversely impact such offering, then each Shareholder that is then a Holder of Registrable Securities shall, to the extent not inconsistent with Applicable Law, refrain from effecting any public sale or distribution of Registrable Securities (except in accordance with Section 2 hereof) during the seven days prior to, and during the 60-day period beginning on, the effective date of such registration statement. In the event that the Holders are required so to refrain from effecting any public sale or distribution during any period during which a registration statement relating to a Demand Registration is required to be kept effective pursuant to Section 5(b) hereof, the period mentioned in Section 5(b) shall be extended by the number of days that the Holders are so required to refrain from public sale or distribution.

          5. Registration Procedures. If and whenever BMS is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, BMS will, as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities on any form for which BMS then qualifies or which counsel for BMS shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; provided, however, that BMS may discontinue any registration of its securities which is being effected pursuant to Section 3 at any time prior to the effective date of the registration statement relating thereto;

          (b) prepare and file with the SEC amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such registration statement or the expiration of 90 days after such registration statement becomes effective; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, BMS will furnish to the Holders and their counsel, copies of all documents proposed to be filed;

          (c) furnish to each Holder of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus and prospectus supplement, as


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     applicable), in conformity with the requirements of the
     Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

          (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that BMS shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 5(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause such Registrable
     Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

          (f) notify each Holder of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 5(b), of BMS's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (h) use its best efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

          (i) comply with the requirements of Section 153 of the Securities Act regarding delivery of prospectuses;

          (j) use its best efforts to obtain a "cold comfort" letter or letters from BMS's independent public accountants in customary form;

          (k) cooperate with the Holders of Registrable Securities covered by such registration statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request; and

          (l) make available for inspection by any Holder of Registrable Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the

     "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of BMS and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that BMS determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to BMS or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors. Each Holder of Registrable Securities agrees that it will, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to BMS and allow BMS, at BMS's expense, to undertake appropriate action to prevent disclosure of such Records.

          BMS may require each Holder of Registrable Securities as to which any registration is being effected to furnish BMS with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as BMS may from time to time reasonably request in writing.

          Each Holder of Registrable Securities agrees that, upon receipt of any notice from BMS of the happening of any event of the kind described in Section 5(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f), and, if so directed by BMS, such Holder will deliver to BMS (at BMS's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event BMS shall give any such notice, the period mentioned in Section 5(b) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 5(f) and through the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f).

          6. Registration Expenses. BMS will pay all Registration Expenses in connection with the first three registrations of Registrable Securities pursuant to Section 2 or 3 upon the written request of any of the Holders, and each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement effected pursuant to such Sections. The fees and expenses of counsel to the Holders that are paid by BMS pursuant to this Agreement shall not exceed $50,000 per registration. All expenses for any subsequent registrations of Registrable Securities pursuant to either Section 2 or 3 shall be paid pro rata by all Persons (including the Holders and BMS) participating in such registration on the basis of the relative number of shares of Common Stock of each such Person included in such registration.

          7. Indemnification; Contribution. (a) Indemnification by BMS. BMS agrees to indemnify each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement, any prospectus or preliminary prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or a preliminary prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to BMS by such indemnified party or its counsel expressly for use therein. In connection with an underwritten offering, BMS will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Notwithstanding the foregoing provisions of this paragraph 7(a), BMS will not be liable to any Holder of Registrable Securities, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such Holder or underwriter (within the meaning of the Securities Act), under the indemnity agreement in this paragraph 7(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Holder's or other Person's failure to send or give a copy of the final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and BMS has previously furnished copies thereof in accordance with this Agreement.

          (b) Indemnification by Holders of Registrable Securities. In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to BMS in writing such information, including with respect to the name, address and the amount of Registrable Securities held by such Holder, as BMS reasonably requests for use in such registration statement or the related prospectus and agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(a)) BMS, all other prospective Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons, (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such registration statement or prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to BMS by such Holder or its counsel specifically for inclusion therein.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent (which will not be unreasonably withheld).

          (d) Contribution. If the indemnification from the indemnifying party provided for in this paragraph 7 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph 7(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this paragraph 7(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          If indemnification is available under this paragraph 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in paragraph 7(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this paragraph 7(d).

          (e) The provisions of this paragraph 7 shall be applicable in respect of each registration pursuant to this Agreement, shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.

          8. Participation in Underwritten Registrations. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by BMS in its reasonable discretion and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          9. Rule 144. For a period of three years following the Closing Date, BMS covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder (or, if BMS is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, BMS will deliver to such Holder a written statement as to whether it has complied with such requirements.

          10. Miscellaneous. (a) Remedies. Each Holder of Registrable Securities in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

          (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless BMS has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

          (c) Notices. All Notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid, or courier guaranteeing next day delivery to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective upon receipt, notices sent by mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier:

          (i) if to a Holder of Registrable Securities at the address of such Holder provided in Schedule I hereto or at such other address as the applicable Holder may designate to BMS in writing; and

         (ii) if to BMS at:

                        Bristol-Myers Squibb Company
                        345 Park Avenue
                        New York, New York 10154

                        Attention:  George P. Kooluris
                        Senior Vice-President, Corporate
                        Development
              with a copy to:

                        Bristol-Myers Squibb Company
                        345 Park Avenue
                        New York, New York 10154

                       Attention:  General Counsel

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however that this Agreement and the provisions of this Agreement that are for the benefit of the Shareholders or any Holder shall not be assignable by any Shareholder to any Person other than another Shareholder.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within that State.

          (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Shareholders shall be enforceable to the fullest extent permitted by law.

          (i) Entire Agreement. This Agreement is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         BRISTOL-MYERS SQUIBB COMPANY,

                                           by
                                              /s/ George P. Kooluris
                                            -----------------------------
                                             Name:  George P. Kooluris
                                             Title:  Senior Vice President,
                                                     Corporate Development


                                               /s/ Sydell L. Miller
                                             ------------------------------
                                             Sydell L. Miller


                                               /s/ Sydell L. Miller
                                             ------------------------------
                                             Sydell L. Miller, as
                                             Executrix for and on
                                             behalf of the Estate of
                                             Arnold M. Miller


                                              /s/ Lauren Miller Spilman
                                             ------------------------------
                                             Lauren Miller Spilman


                                              /s/ Stacie Miller Halpern
                                             ------------------------------
                                             Stacie Miller Halpern

        /s/ Robert G. Markey
       -----------------------------
       Robert G. Markey, as Trustee for and on behalf of each of the following Trusts:

       Sydell L. Miller Dynasty Trust for the benefit of Lauren Miller
            Spilman u/a dated 8/26/93
       Sydell L. Miller Dynasty Trust
            for the benefit of Stacie Miller Halpern u/a dated 8/26/93 Arnold M. Miller and Sydell L. Miller Trust for the
            benefit of Lauren Miller Spilman u/a dated 12/30/91
       Arnold M. Miller and Sydell L. Miller Trust for the benefit of
            Stacie Miller Halpern u/a dated 12/30/91
       Sydell Miller Income Trust for the benefit of Sydell Miller u/a dated
            7/31/90
       Arnold M. Miller Irrevocable Trust for the benefit of Lauren Miller Spilman u/a dated 12/28/83 Arnold M.
            Miller Irrevocable Trust for the benefit of Stacie Miller Halpern u/a dated 12/28/83
       Arnold M. Miller Included Marital Trust for the benefit
            of Sydell L. Miller u/a dated 7/6/78
       Arnold M. Miller GST Exempt Trust for the benefit of
            Lauren Miller Spilman u/a dated 7/6/78
       Arnold M. Miller GST Exempt Trust for the benefit of
            Stacie Miller Halpern u/a dated 7/6/78


         /s/ Dennis Lubin
       --------------------------
       Dennis Lubin, as Trustee for and on behalf of each of
       the following Trusts:

       Sydell L. Miller Dynasty Trust for the benefit of
            Lauren Miller Spilman u/a dated 8/26/93
       Sydell L. Miller Dynasty Trust for the benefit of Stacie
            Miller Halpern u/a dated 8/26/93
       Arnold M. Miller Included Marital Trust for the benefit
            of Sydell L. Miller u/a dated 7/6/78
       Arnold M. Miller GST Exempt Trust for the benefit of
            Lauren Miller Spilman u/a dated 7/6/78
       Arnold M. Miller GST Exempt Trust for the benefit of
            Stacie Miller Halpern u/a dated 7/6/78

        /s/ Sydell L. Miller
       --------------------------
       Sydell L. Miller, as Trustee for and on behalf of each
       of the following Trusts:

       Arnold M. Miller Included Marital Trust for the benefit
            of Sydell L. Miller u/a dated 7/6/78
       Lauren Miller (now Spilman) Trust for the benefit of
            Lauren Miller Spilman u/a dated 7/11/89
       Stacie Miller (now Halpern) Trust for the benefit of
            Stacie Miller Halpern u/a dated 7/11/89

        /s/ David A. Cook
       --------------------------
       David A. Cook


        /s/ Robert M. Diemer
       --------------------------
       Robert M. Diemer


        /s/ Jeffrey J. Kunz
       --------------------------
       Jeffrey J. Kunz



        /s/ Dennis E. Lubin
       --------------------------
       Dennis E. Lubin


        /s/ Robert G. Markey
       --------------------------
       Robert G. Markey


        /s/ D. Scott Miller
       --------------------------
       D. Scott Miller



        /s/ Robert C. Miller
       --------------------------
       Robert C. Miller

                             SHAREHOLDERS                    SCHEDULE I

1. David A. Cook                    12.  Sydell L. Miller Dynasty Trust
   36341 Blue Grass Oval                 for the benefit of Stacie
   Solon, OH 44139                       Miller Halpern u/a dated
                                         8/26/93
2. Stacie Miller Halpern                 3200 National City Center
   140 Cyrstal Lane                      Cleveland, OH 44114
   Aurora, OH 44202

3. Jeffrey J. Kunz                  13.  Arnold M. Miller and Sydell L.
   2432 Channing Road                    Miller Trust for the benefit
   University Heights, OH 44118          of Lauren Miller Spilman u/a
                                         dated 12/30/91
4. Dennis E. Lubin                       3200 National City Center
   180 Glen Road                         Cleveland, OH 44114
   Moreland Hills, OH 44122
                                    14.  Arnold M. Miller and Sydell L.
5. Robert G. Markey                      Miller Trut for the Benefit
   27925 Belgrave Road                   of Stacie Miller Halpern u/a
   Pepper Pike, OH 44124                 dated 12/30/91
                                         3200 natioal City Center
6. D. Scott Miller                       Cleveland, OH 44114
   4588 Copley-Sharon Road
   Copley, OH 44321                 15.  Sydell Miller Income Trust for
                                         the benefit of Sydell Miller
7. Robert C. Miller                      u/a dated 7/31/90
   2156 White Marsh Drive                3200 National City Center
   Twinsburg, OH 44087                   Cleveland, OH 44114

8. Sydell L. Miller                 16.  Arnold M. Miller Irrevocable
   25119 Wimbledon Road                  Trust for the benefit of
   Beachwood, OH 44122                   Lauren Miller Spilman u/a
                                         dated 12/28/83
9. Lauren Miller Spilman                 3200 National City Center
   311 High Bluff Court                  Cleveland, OH 44114
   Aurora, OH 44202
                                     17.  Arnold M. Miller Irrevocable
10. Robert M. Diemer                      Trust for the benefit of
    10499 White Ash Trail                 Stacie Miller Halpern u/a
    Twinsburg, OH 44087                   dated 12/28/83
                                          3200 National City Center
11. Sydell L. Miller Dynasty Trust        Cleveland, OH 44114
    for the benefit of
    Lauren Miller Spilman u/a        18.  Arnold M. Miller Included
    dated 8/26/93                         Marital Trust for the benefit
    3200 National City Center             of Sydell L. Miller u/a dated
    Cleveland, OH 44114                   7/6/78
                                          3200 National City Center
                                          Cleveland, OH 44114

19. Lauren Miller (now Spilman)
    Trust for the benefit of
    Lauren Miller Spilman u/a
    dated 7/11/89
    25119 Wimbledon Road
    Beachwood, OH 44122

20. Stacie Miller (now Halpern)
    Trust for the benefit of
    Stacie Miller Halpern u/a
    dated 7/11/89
    25119 Wimbledon Road
    Beachwood, OH 44122

21. Arnold M. Miller GST Exempt
    Trust for the benefit of
    Lauren Miller Spilman u/a
    dated 7/6/78
    3200 National City Center
    Cleveland, OH 44114

22. Arnold M. Miller GST Exempt
    Trust for the benefit of
    Stacie Miller Halpern u/a
    dated 7/6/78
    3200 National City Center
    Cleveland, OH 44114

23. Estate of Arnold M. Miller
    25119 Wimbledon Road
    Beachwood, OH 44122